Exhibit 10.6

FORM OF

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”), dated as of                 , 2005, is by and among:

LAZARD STRATEGIC COORDINATION COMPANY LLC, a limited liability company organized under the laws of the State of Delaware (“LSCC”);

LAZARD FRÈRES & CO. LLC, a limited liability company organized under the laws of the State of New York (“LFNY”);

LAZARD FRÈRES S.A.S., a Sociète par Actions Simplifèe organized under the laws of France (“LF”);

LAZARD & CO., HOLDINGS LIMITED, a private limited company organized under the laws of the England and Wales (“LB Holdings,” together with LSCC, LFNY and LF, the “Licensors,” and each, a “Licensor”); and

LFCM HOLDINGS LLC, a limited liability company organized under the laws of the State of Delaware (“Licensee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Second Amended and Restated Coordination and Service Agreement, dated as of January 1, 2002, by and among Lazard LLC, a Delaware limited liability company and parent company of Licensors that will be renamed “Lazard Group LLC” (“Lazard Group”), and the other parties thereto (as amended from time to time, the “Coordination Agreement”), Licensors are the owners of the trade name and service mark “LAZARD”, “LF” and [“Capital Partners”] (collectively, the “Licensed Marks”) in their respective Relevant Territories (as defined in the Coordination Agreement); and

WHEREAS, pursuant to that certain Master Separation Agreement, entered into on the date hereof (the “Master Separation Agreement”), by and among Lazard Ltd, a Bermuda limited company, Lazard Group, LAZ-MD Holdings LLC, a Delaware limited liability company, and Licensee, from and after the Contribution Effective Time (as defined in the Master Separation Agreement), Licensee will hold the LFCM Assets and LFCM Liabilities, and conduct the Capital Markets Business (as defined in the Master Separation Agreement), the Alterative Investments Business (as defined in the Master Separation Agreement) and serve as a holding company for such businesses under the name “LFCM Holdings LLC”; and

WHEREAS, Licensors desire to grant Licensee a non-exclusive license (the “Capital Markets License”) to use the Licensed Mark, to the extent that Licensee uses the Licensed Mark immediately prior to the Separation (as defined in the Master Separation Agreement), in order to carry on the Capital Markets Business (the “Capital Markets Licensed Service”); and

WHEREAS, Licensors desire to grant Licensee a non-exclusive license (the “Alternative Investments License”) to use the Licensed Mark, to the extent that Licensee uses the Licensed Mark immediately prior to the Separation (as defined in the Master Separation Agreement), in order to carry on the Alternative Investments Business (the “Alternative Investments Licensed Service”); and

WHEREAS, Licensors desire to grant Licensee a non-exclusive license (the “LFCM License” and together with the Capital Markets License and the Alternative Investments License, the “Lazard Licenses”) to use “LF” in the name “LFCM Holdings LLC” solely for purposes of the holding company that will hold the Capital Markets Business, the Alternative Investments Business and the LFCM Assets and LFCM Liabilities (the “LFCM Licensed Service” and together with the Capital Markets Licensed Service and the Alternative Licensed Service, the “Licensed Services”); and

WHEREAS, Licensee desires to obtain from Licensors, and Licensors desire to provide to Licensee, the Lazard Licenses, on the terms and subject to the conditions herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and for the mutual benefits to be derived from this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	License.

(a) Grant of License; Scope. Licensors hereby grant to Licensee the Lazard Licenses solely in connection with the Licensed Services in Licensors’ respective Relevant Territories to the extent that Licensee uses the Licensed Marks immediately prior to the Separation (as defined in the Master Separation Agreement). Except with the prior written consent of Lazard Group, which consent may be withheld in Lazard Group’s sole discretion, none of the Lazard Licenses shall extend for use for any purpose other than the Licensed Services conducted as of the date hereof. For the avoidance of doubt, without the prior written consent of Lazard Group, which consent may be withheld in Lazard Groups sole discretion, the Lazard Licenses shall not extend to any entities in the Capital Markets Business other than “Lazard Capital Markets LLC” or any Funds (as defined in that certain Business Alliance Agreement, dated as of the date hereof, by and between Licensee and Lazard Group LLC (the “Business Alliance Agreement”) formed or established after the date hereof and managed or marketed by the Alternative Investments Business (including successor Funds to Funds existing as of the date of hereof).

(b) Royalty Fee. In exchange for the Lazard License, Licensee shall pay a fee equal to $100,000 per annum (the “Royalty Fee”), which shall be paid to Lazard Group in advance no later than January 15th of each year. The Royalty Fee shall be divided among Licensors as

Lazard Group shall from time to time determine. The initial Royalty Fee shall be pro rated for the period commencing on the date hereof and ending on December 31, 2005 and shall be paid no later than 10 Business Days after the date hereof. Notwithstanding the foregoing, the Royalty Fee shall be reduced by (a) $25,000 per annum if either the Capital Markets License or the Alternative Investments License shall have been revoked or terminated and (b) $75,000 per annum if both the Capital Markets License and the Alternative Investments License shall be revoked or terminated. Such reduction shall be effective as of the next full calendar year following the date of the applicable revocation and termination.

(c) Territorial Limitation. Licensee may use the Licensed Marks, subject to the terms of this Agreement, throughout the Relevant Territories of Licensors solely to the extent that Licensee uses the Licensed Marks in such Relevant Territories as of the date hereof.

(d) Revocation. Except as provided in this Agreement, the Lazard Licenses shall not be revocable by any Licensor.

2.	Quality of Services.

(a) All Licensee’s services and other activities conducted under the Licensed Marks while the Lazard Licenses are in effect shall be of at least the same high quality as that of the services heretofore rendered by the Houses (as defined in the Coordination Agreement), which have been commensurate with the highest standards of quality prevailing in the financial community.

(b) Licensee shall not use the Licensed Mark in such a way, or omit any act, or pursue any course of conduct, which might tend to bring the Licensed Mark into disrepute, or use the same in any way likely to damage the goodwill and reputation attaching thereto or in a manner likely to dilute the value or strength of the Licensed Mark.

(c) Licensee shall be required to use the Licensed Mark in the same manner as such Licensed Marks are used as of the date hereof in the Capital Markets Business and the Alternative Investments Business, including with respect to the color, shape and logo of the Licensed Marks as such Licensed Marks appear on stationery and letterhead as of the date hereof.

(d) In the conduct of the Licensee Business, Licensee shall comply with all applicable foreign or domestic (federal, state or local) laws, statutes, orders, decrees, judgments, ordinances, licenses, rules or regulations of any Governmental Authority, including the Foreign Corrupt Practices Act (15 U.S.C. §§ 78m(b), 78dd-1, et seq.).

3.	Oversight by Licensor.

(a) Licensor and its duly authorized representatives shall each have the right, during normal business hours, to visit and inspect all offices, facilities and premises maintained by Licensee at which the Licensee Business are rendered under the Licensed Mark. Those persons shall have the right to take any action that, in the opinion of Licensor, is necessary and proper to assure those representatives and Licensor that the nature and quality of the Licensee Business are in accordance with the requirements of this Agreement.

(b) Licensee shall comply as promptly as reasonably practicable with all requests by Licensor for the submission to Licensor of copies of all materials bearing or displaying the Licensed Mark, including, without limitation, correspondence, reports, analyses, brochures, advertising and promotional materials and stationery.

(c) Licensee shall not perform or offer under the Licensed Marks any existing or proposed services or other activities whose nature or quality Licensor has objected to as not adhering to the requirements of this Agreement. Licensee shall not use any materials bearing, displaying, or mentioning the Licensed Marks if Licensor has previously objected to the use of such materials as not adhering to the requirements of this Agreement.

4.	Right to Sub-License. Licensee shall not have the right to grant any sub-license of its rights under this Agreement to use the Licensed Mark nor shall Licensee be permitted to assign any of its rights or obligations under this Agreement; provided, that, with the prior written consent of Licensor, Licensee may sublicense the rights to use the Licensed Mark granted hereunder to a Controlled Subsidiary of Licensee or Fund (as defined in the Business Alliance Agreement) managed by a Controlled Subsidiary of Licensee to the extent that such Controlled Subsidiary or Fund used the Licensed Mark immediately prior to the Separation; provided, further, that (1) such permitted sub-licensee agrees in writing to be bound by the terms and restrictions contained within this Agreement, for the avoidance of doubt, including, but not limited to, the right of Licensor to visit and inspect during normal business hours such permitted sub-licensee’s offices, facilities and premises pursuant to Section 3(a) of this Agreement; and (2) in the event such permitted sub-licensee ceases to be a Controlled Subsidiary of Licensee or Fund managed by a Controlled Subsidiary of Licensee, the sub-license granted to such permitted sub-licensee shall automatically terminate. “Control” with respect to any person means the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

5.	Assistance with Claims. Licensee shall, promptly upon learning thereof, furnish Licensor in writing with the name, address, and such other pertinent information as may be available,

with respect to any third party who may be infringing or otherwise violating any of Licensor’s rights in the Licensed Mark or with respect to any third party who may make a claim that the use of the Licensed Mark infringes upon or otherwise violates any rights of any nature of said third party. Licensee shall cooperate in all respects, as required by Licensor, with regard to any action which Licensor deems advisable either to protect Licensor’s right in the Licensed Mark or to contest a claim by a third party that the use of the Licensed Mark infringes upon or otherwise violates any rights of any nature of said third party. Upon prior written authorization from Licensor, Licensee may take judicial actions on Licensee’s own behalf against potential offenders of the Licensed Mark.

6.	Acknowledgements. Licensee hereby acknowledges that (a) any and all goodwill and proprietary rights in the Licensed Marks (including any derivatives thereof) remain entirely vested in Licensors and (b) that Licensee derives from this Agreement no rights in or to use the Licensed Mark other than under and in accordance with the terms of this Agreement.

7.	Termination of Lazard Licenses.

(a) The Capital Markets License shall automatically be revoked and terminated, without any action on the part of Licensors or Licensee, upon the expiration or termination of the Alliance Term (as defined in the Business Alliance Agreement);

(b) The Alternative Investments Business License shall automatically be revoked and terminated, without any action on the part of Licensors or Licensee, upon the latest to occur of (i) the expiration of the North American Option, (ii) the occurrence of the North America Closing, (iii) the expiration of the European Option and (iv) the occurrence of the Europe Closing (each as defined in the Business Alliance Agreement); and

(c) On and after revocation and termination of both (i) the Capital Markets License and (ii) the Alternative Investments License, each of Licensor and Licensee may terminate the LFCM License at any time.

8.	Consequences of Termination. Immediately following termination or revocation of the Lazard Licenses pursuant to Section 7:

(a) Within 30 days of termination, Licensee shall, and shall cause all permitted sub-licensees under Section 4 of this Agreement to, no longer use any business stationery containing the Licensed Marks, including but not limited to headed note paper, faxes, envelopes and business cards and signage including the Licensed Marks, and shall no longer use the Licensed Marks in any electronic form, including but not limited to, electronic mail and the internet; and

(b) Licensee shall, and shall cause all permitted sub-licensees under Section 4 of this Agreement to, cease to use, and shall not use in the future, the Licensed Marks or any confusingly similar name or mark for any purpose.

9.	Miscellaneous.

(a) No Additional Rights. Nothing contained in this Agreement shall in any way confer on the Licensee any right not specifically set forth herein including, without limitation, the legal or equitable right to the Licensed Marks. Licensee acknowledges Licensors’ ownership of, and the validity of, the Licensed Marks in their respective Relevant Territories and shall not contest during the term of this Agreement, or at any time thereafter, Licensors’ ownership of the Licensed Marks in Licensors’ respective Relevant Territories. If, at any time after the date hereof, Licensee or any of its subsidiaries challenges or contests Licensor’s ownership of, or validity of, the Licensed Marks, Licensors may revoke any or all Lazard Licenses. Nothing in this Agreement shall be construed as or constitute an appointment of either Party as the agent of the other.

(b) Indemnification. Licensee agrees to indemnify Licensor and hold Licensor harmless against any liability, loss, cost, damages, attorneys’ fees, and expenses of whatever kind or nature that Licensor may incur by reason of any claim arising from the sale, advertising or use of the Licensed Mark by Licensee or any of the sublicensees of Licensee or, unless such Business has been acquired by Licensors, by the Capital Markets Business, the Alternative Investments Business or the LFCM Businesses.

(c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

(d) Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity.

(e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(f) Entire Agreement. This Agreement constitutes the entire agreement among of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

(g) Headings. The section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(h) Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

If to Licensee, to:

LFCM Holdings LLC

Attention:

Fax:

If to LB Holdings, to:

Lazard & Co. Holdings Limited

50 Stratton Street

London W1J 8LL

England

Attention: General Counsel

Facsimile: 44-20-7072-6404

If to LF, to:

Lazard Frères S.A.S.

121 Boulevard Haussmann

75008

Paris, France

Attention: General Counsel

Facsimile: 33-1-4413-0150

If to LFNY, to:

Lazard Frères & Co. LLC

30 Rockefeller Plaza

New York, New York 10020

Attention: General Counsel

Facsimile: 212-332-5972

If to LSCC, to:

Lazard Strategic Coordination Company LLC

30 Rockefeller Plaza

New York, New York 10020

Attention:

Facsimile:

or at such other address and to the attention of such other person as a party may designate by written notice to the other parties.

(i) Governing Law. This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof. The parties hereby agree that all actions or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment arising out of or in connection with this Agreement shall be tried and determined exclusively in the state or federal courts in the State of Delaware and the parties hereby irrevocably submit with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that this

Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other party.

[Signature Page to License Agreement]

IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed as of the date first above written.

LAZARD STRATEGIC COORDINATION COMPANY LLC

By:
Name:
Title:

LAZARD FRÈRES & CO. LLC

By:
Name:
Title:

LAZARD FRÈRES S.A.S.

By:
Name:
Title:

LAZARD & CO., HOLDINGS LIMITED

By:
Name:
Title:

LFCM HOLDINGS LLC

By:
Name:
Title:

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